UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2010

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #300 Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on October 23, 2009, the Compensation Committee of the Board of Directors of CardioNet, Inc. (the “Company) and, where applicable, the Board of Directors of the Company, approved a discretionary cash bonus pool (the “Bonus Pool”) for employees eligible to participate in the Company’s Management Incentive Plan.  At the time the Bonus Pool was created, certain performance targets previously established for the 2009 calendar year under the Management Incentive Plan were not likely to be attained, and thus the Compensation Committee and, where applicable, the Board of Directors, created the Bonus Pool to provide an appropriate incentive for certain employees eligible to participate in the Management Incentive Plan.

As anticipated when the Bonus Pool was created, the performance targets previously established for the 2009 calendar year under the Management Incentive Plan ultimately were not attained and no bonuses were awarded under the Management Incentive Plan.  On January 21 and 22, 2010, the Compensation Committee and, where applicable, the Board of Directors, approved discretionary cash bonuses from the Bonus Pool to the Company’s named executive officers in the following amounts:

Name	Bonus Amount
Randy H. Thurman	$375,000
John Imperato	$92,700
Anna McNamara	$75,000
Heather Getz	$49,875

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

January 27, 2010	By:	/s/ Randy H. Thurman

Name: Randy H. Thurman
Title: President and Chief Executive Officer